                                                                   Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement on Form S-8, File No: 333-50389, pertaining to the Financial Consultation Agreement dated as of January 19, 1998 of our report dated May 13, 1998, with respect to the financial statements of LifePoint, Inc., formerly named U.S. Drug Testing, Inc., included in this Annual Report on Form 10-K for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                              Ernst & Young LLP


Riverside, California
June 1, 1998

                                                                            E-34